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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in the Registration Statement on Form S-4 of Grand Premier Financial, Inc. and the Joint Proxy Statement-Prospectus included therein of our report dated January 31, 1996 accompanying the consolidated financial statements of Northern Illinois Financial Corporation contained in such Registration Statement and Joint Proxy Statement-Prospectus, and to the use of our name and the statements with respect to us appearing under the heading "Independent Certified Public Accountants" in such Joint Proxy Statement-Prospectus.



                                                   Hutton, Nelson & McDonald LLP



Oakbrook Terrace, Illinois

July 9, 1996